Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-226041 on Form S-8 of our report dated June 21, 2019, relating to the financial statements and financial statement schedule of the Dominion Energy Salaried Savings Plan, appearing in this Annual Report on Form 11-K of the Dominion Energy Salaried Savings Plan for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 21, 2019